Exhibit 10.9


                                                               EXECTUION VERSION


                   F I N N I S H  S H A R E H O L D E R L O A N
                        F A C I L I T Y  A G R E E M E N T
                                (THE "AGREEMENT")


                                     BETWEEN


Sanitec Oy, Mikonkatu 15A, 01100 Helsinki

                                   - hereinafter referred to as the "BORROWER" -

                                       and

Sanitec International S.A., 19-21 boulevard du Prince Henri, L-1724 Luxembourg, Grand- Duche de Luxembourg
                                     - hereinafter referred to as the "LENDER" -



PRELIMINARY REMARK, DEFINITIONS

(1) The Lender indirectly owns, through Pool Acquisition Netherlands B.V. (in liquidation), 100 % of all shares in the Borrower. The Lender has received a loan (the "on-loan") from its parent Pool Acquisition S.A., which was made from the proceeds of a loan Pool Acquisition S.A.'s shareholders granted to it pursuant to a Loan Facility Agreement (the "LOAN FACILITY AGREEMENT"), and wishes to on-lend the proceeds of the on-loan to the Borrower and the Borrower wishes to accept such loan pursuant to the terms of this agreement (references herein to the Loan Facility Agreement also include any agreement that refinances it).

(2) The Borrower is the surviving company from the merger of Pool Acquisition Helsinki Oy with Sanitec Corporation, which took place after Pool Acquisition Helsinki Oy acquired 100 % of the shares of Sanitec Corporation, a company incorporated and existing under the laws of Finland having its registered office in Helsinki, Finland .

(3) The funds necessary for the acquisition described under para. (2) above have been made available to the Borrower by its shareholders in the form of equity and loan capital provided by the banks being party to (i) the senior multicurrency term loan and revolving credit facilities agreement between inter alia Bayerische Hypo- und Vereinsbank AG as Arranger and the Borrower dated 26 April 2001 as amended (the "SENIOR FACILITY AGREEMENT") and (ii) a junior facility agreement between inter alia Bayerische Hypo-und Vereinsbank AG as Arranger and Pool Financing Helsinki Oy, a company with


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      limited liability duly established and organised under the laws of
      Finland, dated 26 April 2001 as amended (the "JUNIOR FACILITY AGREEMENT"); the proceeds received under the Junior Facility Agreement have been on lent to the Borrower via a junior on-loan agreement (the "JUNIOR ON-LOAN AGREEMENT"). The loans being granted pursuant to the agreements named under (i) and (ii) are hereinafter referred to as the "BANK LOANS" and the banks being parties to these loan agreements are referred to as "THE BANKS").

(4) A portion of the loan granted under the Senior Facility Agreement has been refinanced by a pik loan (the "PIK LOAN") under a pik loan agreement (the "PIK LOAN AGREEMENT") initially entered into by Pool Sub-Financing Helsinki Oy, a company with limited liability duly established and organised under the laws of Finland (the "FIN NEWCO III"), as borrower and Bayerische Hypo- und Vereinsbank AG as lender (the "PIK LENDER") (references herein to the PIK Loan Agreement, PIK Loan and PIK Lender shall include any agreement that refinances the PIK Loan Agreement, and the loan made and lender under such agreement). FinNewCo III on lent the proceeds from the PIK Loan to Pool Financing Helsinki Oy, a company with limited liability duly established and organised under the laws of Finland (the "FIN NEWCO II)"), under a pik on-loan agreement (the "PIK ON-LOAN AGREEMENT I") and FinNewCo II then on lent the proceeds to the Borrower under a pik on-loan agreement II (the "PIK ON-LOAN AGREEMENT II").

(5) It is intended that the Lender issues senior notes pursuant to a trust indenture (the "NOTES") the proceeds of which shall be on lent to the Borrower under an on-loan agreement (the "SENIOR NOTES LOAN AGREEMENT"). The Borrower shall use the proceeds to prepay the loan granted from Fin NewCo II under the Junior On-Loan Agreement and Fin NewCo II shall then prepay the loan granted under the Junior Facility Agreement.

(6) Capitalised terms used herein shall have the same meaning as defined in the Senior Facility Agreement unless expressly otherwise defined in this Agreement.

Whereas the parties involved conclude the following:


                             L O A N F A C I L I T Y


                                    SECTION 1
LOAN

(1) The Lender grants the Borrower a loan (the "LOAN") consisting of one facility in the total principal amount of:

      (euro)312,043,586 (the "PRINCIPAL")


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(2)   The Borrower has already received the Loan proceeds or the equivalent.



                                    SECTION 2
DURATION, TERMINATION

(1)   The duration of this Agreement is 15 years.

(2) The Loan can be terminated by the Lender by notice of three months to the end of a quarter, provided that the Loan shall not be terminated other than if requested by the Banks, if and as long as the Loan is contractually subordinated either to (i) the claims of the Banks under the Senior Facility Agreement and the Junior Facility Agreement, pursuant to a subordination agreement (the "Subordination Agreement") or (ii) the claims of holders of the Notes, or (iii) the claims of the PIK Lender under the PIK Loan Agreement.

(3) Subject to any subordination pursuant toss.2 para (2) andss.5, the Borrower is entitled to terminate the Loan at any time.


                                    SECTION 3
INTEREST

(1) The Loan shall bear interest on a daily basis (actual/360 days), starting on January 1, 2002, at a rate that is the same as the interest rate on the Loan Facility Agreement, and from the date of effectiveness of this agreement at a rate that is 0.0625 % higher than the interest rate of the Loan Facility Agreement.

      The parties agree to increase or reduce the interest rate by up to 1.0 % (100 basis points) if either party reasonably requests such increase or reduction in order to reflect market practice. The parties acknowledge that the issuance of the Notes and the on-lending of the proceeds thereof to the Borrower under the Senior Notes Loan Agreement might require that the interest rate of the Loan be increased in order to reflect a market practice mark up. In such case the parties agree to negotiate an appropriate interest rate for the Loan.

(2) Each year, on 31 December at 12:00 AM, any unpaid accrued interest shall be capitalized to the Principal and the Principal shall be increased by such amount.


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(3)   The interest shall be paid to the Lender in monthly part payments on the third working day of the following month for an account of the Lender still to be notified. However, as long as the claims of the Lender are subordinated pursuant to Section 2 and Section 5, the Borrower is not obliged to but may upon its own discretion pay interest provided that this is permitted under the subordination agreements referred to in Section 5.


                                    SECTION 4
REPAYMENT

(1) The Borrower is only obliged to repay the Principal and any uncapitalized interest in the event of termination of this Agreement or on expiry of the term set out in Section 2 para 1, subject to any subordination pursuant to ss. 2 and Section 5.

(2) Subject to any subordination pursuant to Section 2 and Section 5, the Borrower may repay the Principal in whole or in instalments of at least EUR 25,000.00 prematurely according to its due discretion. In this event, the Lender shall not be entitled to compensation for premature payment. In case of a prepayment of the whole outstanding Principal, the Borrower has to pay the interest on such outstanding Principal on the date of the premature prepayment. In addition, subject to the Subordination Agreement, the Borrower may repay the Loan to the extent that it may be repaid pursuant to the terms of the indenture governing the Notes.


                                   SECTION 5
PRIORITY OF THE LOAN

(1) The parties acknowledge and approve that the repayment of the Principal and the uncapitalized interest are subordinate in priority to the repayment of the Bank Loans and/or Notes and/ or the PIK Loan in as far as provided in any respective subordination agreement and/or the Notes.

(2) The Principal (including capitalised interest) and any uncapitalized interest and other remuneration thereon shall, upon the dissolution of the Borrower or in the bankruptcy of the Borrower, be subordinated to all other debts. The subordination is irrevocable.


                                   SECTION 6
NOTIFICATIONS

For the acceptance of declarations and services

a)   the Borrower names:      Timo Lehto and Anne Jarvelainen

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                                                               EXECTUION VERSION


                              Sanitec Oy- Mikonkatu 15A, 01100 Helsinki
                              Facsimile +358-9773-1207

b)   the Lender names:        Dr. Manuel Frias, 19-21 boulevard du Prince Henri,
                              L-1724 Luxembourg,
                              Facsimile +352/ 26 26 89-8 34

     with copies to:          Timo Lehto and Anne Jarvelainen
                              Sanitec Oy- Mikonkatu 15A, 01100 Helsinki
                              Facsimile +358-9773-1207


                                    SECTION 7
FINAL PROVISIONS

(1)   This Agreement shall be subject to the law of Finland.

(2) The forum for all disputes from or in connection with this Agreement, including those concerning the validity of this agreement, shall be the courts of Finland, the District Court of Helsinki being the court of first instance.

(3) If any of the provisions of this Agreement should be or become invalid, in whole or in part, the validity of the remaining provisions shall not be affected. In such a case, the parties shall agree a provision in place of the invalid provision which, as far as possible, has the same legal and economic effect as the invalid provision.

(4) If the provisions of this Agreement are ambiguous they shall be interpreted in a manner which best reflects the spirit, contents and purpose of this Agreement. Such interpretation should be based on the agreement the parties would have reached had they been aware of the ambiguity.

(5) Clausess.7 (4) above shall apply accordingly if this Agreement is incomplete.

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Sanitec Oy

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Sanitec International S.A.